SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): November 4, 2003

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits

Exhibit Number	Description of Exhibits

99.1	Registrant's November 4, 2003 Press Release announcing its fourth quarter and fiscal 2003 earnings.

Item 9.      Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Jul '03	Aug '03	Sep '03
Process Control	0 to +5	-5 to 0	0 to +5
Industrial Automation	+5	0 to +5	+5 to +10
Electronics and Telecom	+5	+5 to +10	+15 to +20
HVAC	+5 to +10	+10	+10 to +15
Appliance and Tools	-5 to 0	-5 to 0	-5 to 0
Total Emerson	0 to +5	0 to +5	+5 to +10

September ‘03 Order Comments:

Favorable currency exchange rates positively affected September orders approximately 3 percent.

Process orders reflect stable global demand in systems, services, and solutions with modest increases in short cycle product orders.

Industrial Automation orders improved due to increases in the industrial goods markets, primarily in Europe.

Electronics and Telecommunications orders were driven by strength in the OEM business and the systems business.

HVAC orders indicate solid growth across Emerson Climate Technologies worldwide.

Appliance and Tools orders reflect softness in the commercial businesses, mixed results in the consumer related businesses, as well as the impact from exiting the manufacturing of power woodworking tools businesses.

2

Item 12.      Results of Operation and Financial Condition.

Quarterly and Fiscal Year Earning Press Release
On November 4, 2003, a press release was issued regarding earnings results of Emerson Electric Co. (EMR) for the fourth quarter and fiscal year ended September 30, 2003. A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The press release contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While Emerson believes these non-GAAP financial measures are useful in evaluating the company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies.

3

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: November 4, 2003	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

4